Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com

DATE: July 31, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports Second-Quarter 2013 Financial Results, Updates Guidance

•	2Q 2013 Net Income Is $256 Million, $0.31 per Common Unit

•	Distributable Cash Flow (DCF) From Partnership’s Operations Up 32% vs. Year-Ago

•	Partnership Reaffirms Guidance for Strong Distribution Growth of 8% to 9% in 2013; 6% to 8% in 2014 and 2015

•

2013 and 2014 DCF Guidance Slightly Lower Reflecting Expected Financial Impact of Geismar Incident and Lower NGL Margins; Assumes Expanded Geismar Start Up April 2014 and Significant Recovery from Business Interruption Insurance

•	Expect 66% DCF Growth from 2013 to 2015

Summary Financial Information	2Q		YTD
Amounts in millions, except per-unit and coverage ratio amounts.
All income amounts attributable to Williams Partners L.P.	2013	2012	2013	2012
(Unaudited)

Net income	$256	$243	$577	$651

Net income per common L.P. unit	$0.31	$0.29	$0.81	$1.11

Distributable cash flow (DCF) (1)	$387	$345	$884	$882
Less: Pre-partnership DCF (2)	0	(52)	0	(114)

DCF attributable to partnership operations	$387	$293	$884	$768

Cash distribution coverage ratio (1)	.79x	.79x	.92x	1.04x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	This amount represents DCF from the Gulf Olefins assets during 1Q and 2Q 2012, since these periods were prior to the receipt of cash flows from the assets.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 1 of 12

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited second-quarter 2013 net income attributable to Williams Partners L.P. of $256 million, or $0.31 per common limited-partner unit, compared with net income of $243 million, or $0.29 per common limited-partner unit for second-quarter 2012. Prior-period results throughout this release have been recast to include the results of the Geismar olefins production facility acquired from Williams in November 2012 and to reflect the revised segment reporting resulting from the organizational restructuring effective Jan. 1, 2013.

The increase in second-quarter net income was primarily due to an increase in transportation, gathering and processing fee revenues, higher olefin and marketing margins, and lower general and administrative expenses. Lower NGL margins and related ethane rejection substantially reduced net income for the current year quarter. NGL margins declined 44 percent from the second quarter of 2012 as continued low ethane prices drove system wide ethane rejection; propane and butane prices remained at depressed levels. Higher olefin sales prices during the quarter more than offset lower olefin sales volumes as a result of the Geismar incident.

Year-to-date through June 30, Williams Partners reported net income of $577 million, or $0.81 per common limited-partner unit, compared with $651 million, or $1.11 per common limited-partner unit, for the first half of 2012.

The decline in net income in the first half of 2013 was primarily due to 48 percent lower NGL margins partially offset by higher transportation, gathering and processing revenues, and higher olefin and marketing margins.

Distributable Cash Flow & Distributions

For second-quarter 2013, Williams Partners generated $387 million in distributable cash flow attributable to partnership operations, compared with $293 million in DCF attributable to partnership operations in second-quarter 2012.

The increase in DCF was due to the growth of the partnership via the acquisition of the Gulf Olefins assets in 2012, as well as the increase in income described above and lower maintenance capital.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.8625 per unit, an 8.8 percent increase over the prior year amount. It is also a 1.8 percent increase over the partnership’s first-quarter 2013 distribution of $0.8475 per unit.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“We’re pleased to report a solid second quarter due to continued growth in our growing fee-based business, which more than offset both lower commodity margins and the impact of downtime at the Geismar facility.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 2 of 12

“At Geismar, I’m extremely proud of the progress our people have made in a relatively short amount of time to assess the damage from the incident and begin mobilizing comprehensive repair and expansion plans to achieve our April 2014 target in-service date.

“We continue to execute on our strategy to grow cash flow by developing a large portfolio of primarily fee-based projects as demonstrated by major projects completed and brought into service on time and on budget in the second quarter, including a major expansion of the Transco natural gas pipeline in the Southeast U.S. and the installation of our third train at our Fort Beeler gas-processing complex in the Northeast U.S.”

Business Segment Performance

Beginning with its first-quarter 2013 results, Williams Partners’ operations are reported through four business segments. Prior-period results have been recast to reflect the partnership’s updated segment reporting structure.

	2Q				YTD
			Segment Profit +				Segment Profit +
	Segment Profit *		DD&A *		Segment Profit *		DD&A *
Amounts in millions	2013	2012	2013	2012	2013	2012	2013	2012

Northeast G&P	$12	($20)	$44	($3)	$3	($16)	$64	$6
Atlantic-Gulf	152	127	239	219	311	292	491	476
West	162	239	220	296	348	550	467	665
NGL & Petchem Services	77	45	85	50	197	116	212	125

Total	$403	$391	$588	$562	$859	$942	$1,234	$1,272

Adjustments	1	13	1	13	(5)	14	(5)	14

Total	$404	$404	$589	$575	$854	$956	$1,229	$1,286

*	Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this press release.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 3 of 12

Williams Partners	2012				2013
Key Operational Metrics	1Q	2Q	3Q	4Q	1Q	2Q	2Q Change
							Year-over-year	Sequential
Fee-based Revenues (millions)	$651	$647	$659	$694	$684	$704	9%	3%

NGL Margins (millions)	$242	$189	$167	$154	$121	$105	-44%	-13%
Ethane Equity sales (million gallons)	176	166	163	141	23	37	-78%	61%
Per-Unit Ethane NGL Margins ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.03	$0.02	-91%	-33%
Non-Ethane Equity sales (million gallons)	132	129	138	138	123	128	-1%	4%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$1.36	$1.17	$1.07	$1.08	$0.97	$0.83	-29%	-14%

Olefin Margins (millions)	$74	$70	$77	$77	$118	$88	26%	-25%
Geismar ethylene sales volumes (millions of lbs.)	284	250	263	261	246	211	-16%	-14%
Geismar ethylene margin ($/pound)	$0.18	$0.20	$0.22	$0.23	$0.37	$0.33	65%	-11%

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 51-percent equity investment in Laurel Mountain Midstream, and its 47.5-percent equity investment in Caiman Energy II. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported segment profit of $12 million for second-quarter 2013, compared with segment loss of $20 million in second-quarter 2012. Year-to-date through June 30, Northeast G&P reported segment profit of $3 million, compared with segment loss of $16 million for the first half of 2012.

Improved results are primarily due to an increase in fee revenues in the Susquehanna Supply Hub and Ohio Valley Midstream businesses and higher Laurel Mountain Midstream equity earnings, partially offset by costs associated with developing business in the Ohio Valley Midstream system. Second-quarter 2013 benefitted from the absence of costs incurred in second quarter 2012 to acquire and transition newly acquired businesses.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent consolidated interest in the Constitution interstate gas pipeline development project. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include the partnership’s 51-percent ownership interest in the Gulfstar development project, as well as its 50-percent equity investment in the Gulfstream interstate gas pipeline. It also includes a 60-percent equity investment in the Discovery onshore/offshore natural gas gathering and processing system.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 4 of 12

Atlantic-Gulf reported segment profit of $152 million for second-quarter 2013, compared with $127 million for second-quarter 2012. Year-to-date through June 30, Atlantic-Gulf reported a segment profit of $311 million, compared with segment profit of $292 million for the first half of 2012.

Segment profit for the second quarter and for the first half of 2013 increased primarily due to higher transportation fee revenues and lower project development costs, partially offset by lower NGL margins.

West

West includes the partnership’s gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area, as well as the Northwest Pipeline interstate gas pipeline system.

West reported second-quarter 2013 segment profit of $162 million, compared with $239 million for second-quarter 2012. Year-to-date through June 30, West reported a segment profit of $348 million, compared with segment profit of $550 million for the first half of 2012.

The lower segment profit during second-quarter 2013 and the first half of the year was due to lower NGL margins, including the effects of system-wide ethane rejection and higher natural gas prices. Decreases for the year-to-date period in gathering and processing fee revenue were due to severe winter weather causing production freeze-offs in the first quarter and to declines in production in the Piceance basin area. Increased natural gas transportation revenues associated with Northwest Pipeline’s new rates partially offset these declines.

NGL & Petchem Services

NGL & Petchem Services includes the partnership’s NGL and natural gas marketing business, an NGL fractionator and storage facilities near Conway, Kan., a 50-percent equity interest in Overland Pass Pipeline, and an 83.3% interest and operatorship of an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region.

NGL & Petchem Services reported second-quarter 2013 segment profit of $77 million, compared with $45 million for second-quarter 2012. Year-to-date through June 30, NGL & Petchem reported a segment profit of $197 million, compared with segment profit of $116 million for the first half of 2012.

An increase in olefin product margins, primarily ethylene, drove the increase in segment profit during the second quarter and the first half of 2013. The higher olefin margins were driven by lower average per-unit ethane and propane feedstock prices and higher per-unit ethylene prices, partially offset by lower volumes sold, primarily as a result of the incident at the Geismar facility on June 13.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 5 of 12

2Q Operational Achievements for Business Segments

Northeast G&P

•

Steadily increased the Northeast gathered volumes reaching a new monthly average record of 1.83 Bcf/d in June 2013. Gathered volumes in second-quarter 2013 increased 76 percent from second-quarter 2012. As planned, we placed into service three condensate pump stations in the second quarter to maximize liquids to Moundsville and four central receipt points in the first half of 2013.

•	Completed the expansion of TXP III, the third turbo-expander at the Fort Beeler facility, adding 200 MMcf/d of processing capacity during the second quarter of 2013.

•	Expansions to the Susquehanna Supply Hub gathering system continue to keep pace with Cabot Oil & Gas Corporation, which recently announced it would add a sixth rig in the Marcellus in August 2013.

Atlantic-Gulf

•	Reached an agreement in principle settling all issues in Transco’s rate case.

•	Executed another tie-back agreement for Devils Tower with strong potential for additional tie-back agreements.

•

Placed into service the second phase of the Mid-South Expansion, adding 130,000 dekatherms per day of capacity from Transco’s Station 85 to the Cardinal interconnection near Transco’s Station 160 in North Carolina. The partnership placed into service the first phase of the expansion (95,000 dekatherms per day) in the fall of 2012. The expansion provides natural gas service to power generators in North Carolina and Alabama as well as a local distribution company in Georgia.

•

Filed an application with the Federal Energy Regulatory Commission (FERC) seeking approval to construct the Constitution Pipeline, a 120-mile pipeline which will connect natural gas production in northeastern Pennsylvania with northeastern markets by 2015. The Constitution Pipeline has been designed to transport up to 650,000 dekatherms of natural gas per day (enough natural gas to serve approximately 3 million homes) from Williams Partners’ gathering system in Susquehanna County, Pa., to the Iroquois Gas Transmission and Tennessee Gas Pipeline systems in Schoharie County, N.Y.

West

•	Achieved a new quarterly average daily inlet volume throughput record of 466 MMcf/d at Willow Creek in the second quarter.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 6 of 12

Guidance

Williams Partners is reaffirming guidance for cash distributions per limited partner unit to reflect an annual growth rate of 8 percent to 9 percent for 2013 and 6 percent to 8 percent for 2014 and 2015.

Williams Partners is slightly lowering its 2013 and 2014 guidance for earnings and distributable cash flow primarily to reflect the expected financial impact of the Geismar incident as well as expected lower NGL processing margins. Guidance for 2015 remains unchanged despite expected lower NGL processing margins.

Both 2013 and 2014 include a number of other revisions including a normal reallocation of support costs between the reportable segments. The primary effect of this reallocation was a shift of support costs to the Northeast G&P segment as a result of its dramatic growth.

In May 2013, Williams agreed to waive incentive distribution rights of up to $200 million over the subsequent four quarters to boost Williams Partners’ expected cash distribution coverage ratio. The full $200 million remains available; however, the guidance presented below assumes that the full $200 million will be utilized in conjunction with the upcoming cash distributions for the third and fourth quarters of 2013. These IDR waivers provide Williams Partners with short-term cash distribution support as a large platform of growth projects moves toward completion and as Geismar returns to operations. Williams Partners expects a return to stronger coverage ratios in 2014 and beyond as new projects come into service. Williams Partners expects cash coverage of .97x in 2014 and 1.02x in 2015 without the benefit of these additional IDR waivers. The 2014 cash coverage guidance includes expected recoveries from business interruption insurance related to the Geismar incident.

Williams Partners’ Geismar plant is expected to be out of service until April 2014 as a result of the incident on June 13, 2013. Williams Partners has $500 million of combined business interruption and property damage insurance related to this event (subject to deductibles and other limitations) that is expected to significantly mitigate the financial loss. The partnership’s current estimate of uninsured business interruption loss, property damage loss and other losses totals $95 million. The partnership currently estimates $384 million of cash recoveries from insurers related to business interruption losses.

Under generally accepted accounting principles Williams Partners expects to recognize insurance recovery amounts as income when they are agreed to in writing by insurers or paid in cash. As such, adjusted segment profit, distributable cash flow and cash coverage have been adjusted to accrue assumed business interruption insurance recoveries while unadjusted GAAP amounts reflect estimated timing of written agreements with or cash recoveries from insurers. GAAP financial guidance assumes a 60 day lag from period of business interruption loss to related income recognition.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 7 of 12

Williams Partners’ preliminary damage assessment and preliminary repair plan indicates an estimated cost of $102 million to repair the plant. The partnership expects to complete the plant repairs, turnaround and expansion and resume operations by April 2014. The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

Williams Partners L.P.

Geismar incident: Projected business interruption insurance proceeds and income recognition*	2013	2014	Total
Amounts in millions
Estimated business interruption (BI) proceeds (adjusted segment profit and DCF basis**)	$177	$207	$384
Adjustment for expected timing lag in BI cash recoveries and GAAP income recognition	(125)	125	0

Estimated BI proceeds - GAAP basis	$52	$332	$384

*	Total projected financial impact is $95 million, which is sum of the value of the 60-day waiting period on the BI insurance and other known policy limits and $13 million of additional deductibles. Includes an estimate of BI proceeds based on an assumption that the plant resumes operations April 2014. BI proceeds and related income recognition are assumed to lag actual realized business losses.
**	For Williams Partners, adjusted segment profit and distributable cash flow (DCF) are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are provided in this news release.

Capital expenditures included in guidance for the full three-year period have been adjusted primarily to reflect timing shifts between 2013, 2014 and 2015 on several previously announced projects.

The partnership’s current commodity price assumptions and the corresponding guidance for its earnings, distributable cash flow and capital expenditures are displayed in the following table:

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 8 of 12

Commodity Price Assumptions and Financial Outlook	2013			2014			2015
	Low	Mid	High	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.25	$0.26	$0.28	$0.23	$0.28	$0.33	$0.20	$0.30	$0.40
Propane ($ per gallon)	$0.89	$0.90	$0.91	$1.00	$1.10	$1.20	$1.00	$1.15	$1.30
Natural Gas - Henry Hub ($/MMBtu)	$3.66	$3.79	$3.91	$3.50	$4.00	$4.50	$3.75	$4.25	$4.75
Ethylene Spot ($ per pound)	$0.57	$0.60	$0.62	$0.48	$0.58	$0.68	$0.50	$0.60	$0.70
Propylene Spot ($ per pound)	$0.62	$0.64	$0.67	$0.49	$0.59	$0.69	$0.52	$0.62	$0.72
Crude Oil - WTI ($ per barrel)	$95	$98	$102	$75	$90	$105	$75	$90	$105

NGL to Crude Oil Relationship (1)	32%	31%	31%	39%	36%	34%	38%	38%	38%

Crack Spread ($ per pound) (2)	$0.46	$0.48	$0.50	$0.38	$0.46	$0.54	$0.42	$0.47	$0.53
Composite Frac Spread ($ pergallon) (3)	$0.42	$0.42	$0.43	$0.41	$0.45	$0.50	$0.38	$0.47	$0.57

Williams Partners Guidance
Amounts are in millions except coverage ratio.	Low	Mid	High	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (4)	$1,625	$1,640	$1,655	$2,140	$2,270	$2,400	$2,535	$2,720	$2,905

Total Cash Distribution (5)	$1,810	$1,825	$1,839	$2,237	$2,347	$2,457	$2,552	$2,655	$2,757

Cash Distribution Coverage Ratio (4)	.90x	.90x	.90x	.96x	.97x	.98x	.99x	1.02x	1.05x

Adjusted Segment Profit (4):
Northeast G&P		$65			$285			$480
Atlantic Gulf		545			665			970
West		645			590			585
NGL & Petchem		410			755			770

Total Adjusted Segment Profit	$1,625	$1,665	$1,705	$2,125	$2,295	$2,465	$2,575	$2,805	$3,035

Adjusted Segment Profit + DD&A (4):
Northeast G&P		$200			$455			$690
Atlantic Gulf		955			1,110			1,470
West		885			830			825
NGL & Petchem		440			805			825

Total Adjusted Segment Profit + DD&A	$2,420	$2,480	$2,540	$3,005	$3,200	$3,395	$3,555	$3,810	$4,065

Capital Expenditures:
Maintenance	$305	$335	$365	$325	$355	$385	$330	$365	$400
Growth	3,215	3,385	3,555	2,135	2,310	2,485	1,250	1,390	1,530

Total Capital Expenditures	$3,520	$3,720	$3,920	$2,460	$2,665	$2,870	$1,580	$1,755	$1,930

(1)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(2)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.
(3)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(4)	Distributable Cash Flow, Cash Distribution Coverage Ratio, Adjusted Segment Profit and Adjusted Segment Profit + DD&A are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(5)	The cash distributions in guidance are on an accrual basis and reflect an approximate annual growth rate in limited partner distributions of 8% to 9% for 2013 and 6% to 8% for each 2014 and 2015. Total cash distributions for 2013 are reduced by expected Williams IDR waivers.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 9 of 12

Second-Quarter 2013 Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ second-quarter 2013 financial results will be posted shortly at www.williamslp.com. The information will include the data book and analyst package.

Williams Partners and Williams will host a joint Q&A live webcast on Thursday, Aug. 1, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 490-2763. International callers should dial (719) 457-2710. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The partnership plans to file its second-quarter 2013 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, adjusted segment profit and adjusted segment profit + DD&A – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.‘s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 10 of 12

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 68 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 11 of 12

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 27, 2013, and our quarterly reports on Form 10-Q available from our offices or from our website.

Williams Partners L.P. (NYSE:WPZ) • Second-Quarter 2013 Financial Results • July 31, 2013	Page 12 of 12

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2013

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, adjusted segment profit, adjusted segment profit + DD&A, distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interest and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other adjustments. Total distributable cash flow is reduced by any amounts associated with operations which occurred prior to our ownership of the underlying assets to arrive at distributable cash flow attributable to partnership operations.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2012					2013
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$408	$243	$290	$291	$1,232	$321	$257	$578
Depreciation and amortization	159	171	185	199	714	190	185	375
Non-cash amortization of debt issuance costs included in interest
expense	4	3	4	3	14	3	4	7
Equity earnings from investments	(30)	(27)	(30)	(24)	(111)	(18)	(35)	(53)
Gain on sale of assets	—	(6)	—	—	(6)	—	—	—
Acquisition and transition-related costs	—	19	4	3	26	—	—	—
Allocated reorganization-related costs	—	8	6	11	25	2	—	2
Impairment of certain assets	—	—	6	—	6	—	—	—
Loss related to Geismar Incident	—	—	—	—	—	—	6	6
Net reimbursements from Williams under omnibus agreements	6	1	4	5	16	4	4	8
Maintenance capital expenditures	(62)	(113)	(129)	(103)	(407)	(43)	(75)	(118)

Distributable cash flow excluding equity investments	485	299	340	385	1,509	459	346	805
Plus: Equity investments cash distributions to Williams Partners L.P.	52	46	34	40	172	38	41	79

Distributable cash flow	537	345	374	425	1,681	497	387	884
Less: Pre-partnership Distributable Cash Flow	62	52	58	20	192	—	—	—

Distributable cash flow attributable to partnership operations	$475	$293	$316	$405	$1,489	$497	$387	$884

Total cash distributed	$362	$373	$394	$442	$1,571	$473	$489	$962

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.31	0.79	0.80	0.92	0.95	1.05	0.79	0.92

Net income divided by Total cash distributed	1.13	0.65	0.74	0.66	0.78	0.68	0.53	0.60

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Segment profit (loss):
Northeast G&P	$4	$(20)	$(4)	$(17)	$(37)	$(9)	$12	$3
Atlantic-Gulf	165	127	124	158	574	159	152	311
West	311	239	223	207	980	186	162	348
NGL & Petchem Services	71	45	86	93	295	120	77	197

Total segment profit	$551	$391	$429	$441	$1,812	$456	$403	$859

Adjustments:
Northeast G&P
Acquisition and transition-related costs	$—	$19	$4	$2	$25	$—	$—	$—
Share of impairments at equity method investee	—	—	—	5	5	—	—	—

Total Northeast G&P adjustments	—	19	4	7	30	—	—	—
Atlantic-Gulf
Litigation settlement gain	—	—	—	—	—	(6)	—	(6)
Gain on sale of certain assets	—	(6)	—	—	(6)	—	—	—
Net loss (recovery) related to Eminence storage facility leak	1	—	1	—	2	—	(5)	(5)
Impairment of certain assets	—	—	6	—	6	—	—	—

Total Atlantic-Gulf adjustments	1	(6)	7	—	2	(6)	(5)	(11)
NGL & Petchem Services
Loss related to Geismar furnace fire	—	—	4	1	5	—	—	—
Loss related to Geismar incident	—	—	—	—	—	—	6	6

Total NGL & Petchem Services adjustments	—	—	4	1	5	—	6	6

Total adjustments included in segment profit	$1	$13	$15	$8	$37	$(6)	$1	$(5)

Adjusted segment profit (loss):
Northeast G&P	$4	$(1)	$—	$(10)	$(7)	$(9)	$12	$3
Atlantic-Gulf	166	121	131	158	576	153	147	300
West	311	239	223	207	980	186	162	348
NGL & Petchem Services	71	45	90	94	300	120	83	203

Total adjusted segment profit	$552	$404	$444	$449	$1,849	$450	$404	$854

Depreciation and amortization (DD&A):
Northeast G&P	$5	$17	$23	$31	$76	$29	$32	$61
Atlantic-Gulf	92	92	97	100	381	93	87	180
West	58	57	58	61	234	61	58	119
NGL & Petchem Services	4	5	7	7	23	7	8	15

Total depreciation and amortization	$159	$171	$185	$199	$714	$190	$185	$375

Adjusted segment profit (loss) + DD&A
Northeast G&P	$9	$16	$23	$21	$69	$20	$44	$64
Atlantic-Gulf	258	213	228	258	957	246	234	480
West	369	296	281	268	1,214	247	220	467
NGL & Petchem Services	75	50	97	101	323	127	91	218

Total adjusted segment profit + DD&A	$711	$575	$629	$648	$2,563	$640	$589	$1,229

Consolidated Statement of Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$673	$664	$668	$704	$2,709	$701	$715	$1,416
Product sales	1,295	1,153	1,049	1,114	4,611	1,055	1,012	2,067

Total revenues	1,968	1,817	1,717	1,818	7,320	1,756	1,727	3,483
Costs and expenses:
Product costs	974	907	781	864	3,526	798	810	1,608
Operating and maintenance expenses	220	264	252	251	987	246	279	525
Depreciation and amortization expenses	159	171	185	199	714	190	185	375
Selling, general, and administrative expenses	126	148	134	145	553	123	125	248
Other (income) expense - net	6	12	10	(5)	23	3	4	7

Total costs and expenses	1,485	1,502	1,362	1,454	5,803	1,360	1,403	2,763

Equity earnings (losses)	30	27	30	24	111	18	35	53
General corporate expenses	38	49	44	53	184	42	44	86

Total segment profit	551	391	429	441	1,812	456	403	859

Reclass equity earnings (losses)	(30)	(27)	(30)	(24)	(111)	(18)	(35)	(53)
Reclass general corporate expenses	(38)	(49)	(44)	(53)	(184)	(42)	(44)	(86)

Operating income	483	315	355	364	1,517	396	324	720

Equity earnings (losses)	30	27	30	24	111	18	35	53
Interest incurred	(110)	(110)	(109)	(112)	(441)	(113)	(113)	(226)
Interest capitalized	3	5	8	20	36	17	16	33
Interest income	1	—	1	1	3	1	—	1
Other income (expense) - net	1	6	5	(6)	6	2	(5)	(3)

Net income	408	243	290	291	1,232	321	257	578
Less: net income attributable to noncontrolling interests	—	—	—	—	—	—	1	1
Net income attributable to controlling interests	$408	$243	$290	$291	$1,232	$321	$256	$577

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$408	$243	$290	$291	$1,232	$321	$256	$577
Allocation of net income to general partner	154	146	157	130	587	119	126	245

Allocation of net income to common units	$254	$97	$133	$161	$645	$202	$130	$332

Net income per common unit	$0.85	$0.29	$0.38	$0.42	$1.89	$0.50	$0.31	$0.81
Weighted-average number of common units outstanding (thousands)	299,269	335,920	350,519	381,689	341,981	401,969	413,901	407,968
Cash distributions per common unit	$0.7775	$0.7925	$0.8075	$0.8275	$3.2050	$0.8475	$0.8625	$1.7100

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Northeast G&P

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee revenues:
Gathering & processing	$23	$35	$44	$57	$159	$59	$69	$128
Production handling and transportation	—	—	1	1	2	1	3	4
Other fee revenues	1	2	2	2	7	3	6	9
Commodity-based revenues:
NGL sales from gas processing	—	—	—	2	2	1	—	1
Marketing sales	—	—	—	—	—	19	34	53
Other sales	—	—	—	—	—	—	1	1

Total revenues	24	37	47	62	170	83	113	196

Segment costs and expenses:
Marketing cost of goods sold	—	—	—	4	4	20	33	53
Depreciation and amortization	5	17	23	31	76	29	32	61
Other segment costs and expenses	12	34	25	33	104	40	43	83

Total segment costs and expenses	17	51	48	68	184	89	108	197
Equity earnings (losses)	(3)	(6)	(3)	(11)	(23)	(3)	7	4

Reported segment profit (loss)	4	(20)	(4)	(17)	(37)	(9)	12	3

Adjustments	—	19	4	7	30	—	—	—

Adjusted segment profit (loss)	$4	$(1)	$—	$(10)	$(7)	$(9)	$12	$3

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	59	81	92	108	340	127	142	269
Plant inlet natural gas volumes (Tbtu)	—	11	19	25	55	18	25	43
Non-ethane equity sales (million gallons)	—	—	—	2	2	1	1	2

NGL equity sales (million gallons)	—	—	—	2	2	1	1	2
Ethane production (million gallons)	—	—	—	1	1	—	1	1
Non-ethane production (million gallons)	—	15	24	32	71	21	32	53

NGL production (million gallons)	—	15	24	33	72	21	33	54
Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	15	16	22	27	80	27	29	56

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Atlantic-Gulf

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$20	$20	$19	22	$81	$19	$19	$38
Production handling and transportation	276	268	267	282	1,093	283	282	565
Other fee revenues	31	28	29	29	117	29	29	58
Commodity-based revenues:
NGL sales from gas processing	40	32	36	34	142	28	26	54
Marketing sales	239	244	185	194	862	176	186	362
Other sales	(1)	2	(1)	—	—	1	—	1
Tracked revenues:	38	32	40	49	159	52	59	111

	643	626	575	610	2,454	588	601	1,189
Intrasegment eliminations	1	(3)	3	—	1	1	1	2

Total revenues	644	623	578	610	2,455	589	602	1,191

Segment costs and expenses:
NGL cost of goods sold	6	6	9	8	29	6	7	13
Marketing cost of goods sold	239	244	185	194	862	176	186	362
Depreciation and amortization expenses	92	92	97	100	381	93	87	180
Other segment costs and expenses	127	145	144	125	541	118	130	248
Tracked costs	38	32	40	49	159	52	59	111
Intrasegment eliminations	1	(3)	3	—	1	1	1	2

Total segment costs and expenses	503	516	478	476	1,973	446	470	916

Equity earnings (losses)	24	20	24	24	92	16	20	36

Reported segment profit	165	127	124	158	574	159	152	311
Adjustments	1	(6)	7	—	2	(6)	(5)	(11)

Adjusted segment profit	$166	$121	$131	$158	$576	$153	$147	$300

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	41	39	40	43	163	39	36	75
Plant inlet natural gas volumes (Tbtu)	79	71	76	83	309	76	78	154

Ethane equity sales (million gallons)	18	14	18	14	64	8	6	14
Non-ethane equity sales (million gallons)	18	19	21	22	80	20	20	40

NGL equity sales (million gallons)	36	33	39	36	144	28	26	54

Ethane margin ($/gallon)	$0.33	$0.21	$0.22	$0.07	$0.22	$0.16	$0.21	$0.18
Non-ethane margin ($/gallon)	$1.50	$1.26	$1.10	$1.09	$1.23	$1.03	$0.89	$0.96
NGL margin ($/gallon)	$0.94	$0.79	$0.69	$0.72	$0.78	$0.79	$0.73	$0.76

Ethane production (million gallons)	85	65	77	83	310	61	61	122
Non-ethane production (million gallons)	77	73	84	96	330	85	91	176

NGL production (million gallons)	162	138	161	179	640	146	152	298

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	20	16	17	19	72	19	18	37
NGL production (million gallons)	71	62	58	69	260	63	64	127
Transcontinental Gas Pipe Line
Throughput (Tbtu)	735.6	639.4	672.8	726.6	2,774.4	845.6	713.1	1,558.7
Avg. daily transportation volumes (Tbtu)	8.1	7.0	7.3	7.9	7.6	9.4	7.8	8.6
Avg. daily firm reserved capacity (Tbtu)	8.8	8.7	8.8	9.1	8.8	9.3	8.9	9.1

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

West

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$154	$152	$151	148	$605	$134	$141	$275
Production handling and transportation	109	103	106	110	428	116	110	226
Other fee revenues	9	9	9	10	37	9	9	18
Commodity-based revenues:
NGL sales from gas processing	273	210	196	192	871	142	137	279
Marketing sales	68	53	47	59	227	46	46	92
Other sales	10	9	7	7	33	10	7	17
Tracked revenues:	—	1	—	—	1	—	1	1

	623	537	516	526	2,202	457	451	908
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—

Total revenues	623	536	516	526	2,201	457	451	908

Segment costs and expenses:
NGL cost of goods sold	65	47	56	66	234	44	51	95
Marketing cost of goods sold	68	53	48	58	227	46	46	92
Other cost of goods sold	3	2	3	3	11	4	2	6
Depreciation and amortization expenses	58	57	58	61	234	61	58	119
Other segment costs and expenses	118	138	128	131	515	116	131	247
Tracked costs	—	1	—	—	1	—	1	1
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—

Total segment costs and expenses	312	297	293	319	1,221	271	289	560

Reported segment profit	311	239	223	207	980	186	162	348
Adjustments	—	—	—	—	—	—	—	—

Adjusted segment profit	$311	$239	$223	$207	$980	$186	$162	$348

Operating statistics
Gathering and Processing
Gathering volumes (Tbtu)	283	279	281	268	1,111	240	250	490
Plant inlet natural gas volumes (Tbtu)	326	320	321	314	1,281	295	305	600
Ethane equity sales (million gallons)	158	152	145	127	582	15	31	46
Non-ethane equity sales (million gallons)	114	110	117	115	456	102	106	208

NGL equity sales (million gallons)	272	262	262	242	1,038	117	137	254
Ethane margin ($/gallon)	$0.36	$0.22	$0.10	$0.04	$0.19	$(0.03)	$(0.01)	$(0.02)
Non-ethane margin ($/gallon)	$1.34	$1.15	$1.06	$1.07	$1.16	$0.96	$0.81	$0.89
NGL margin ($/gallon)	$0.76	$0.62	$0.53	$0.52	$0.61	$0.84	$0.62	$0.72

Ethane production (million gallons)	353	336	325	278	1,292	98	124	222
Non-ethane production (million gallons)	288	286	293	295	1,162	262	281	543

NGL production (million gallons)	641	622	618	573	2,454	360	405	765
Northwest Pipeline LLC
Throughput (Tbtu)	191.4	140.1	145.8	180.9	658.2	201.0	136.9	337.9
Avg. daily transportation volumes (Tbtu)	2.1	1.5	1.6	2.0	1.8	2.2	1.5	1.9
Avg. daily firm reserved capacity (Tbtu)	2.9	2.9	2.9	2.9	2.9	3.0	3.0	3.0

NGL & Petchem Services

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Production handling and transportation	$4	$5	$5	$5	$19	$5	5	10
Other fee-based revenues	24	25	26	28	103	26	31	57
Commodity-based revenues:
Olefin sales	235	198	151	189	773	227	188	415
Marketing sales	946	839	841	818	3,444	685	673	1,358
Other sales	10	2	(1)	6	17	4	4	8

	1,219	1,069	1,022	1,046	4,356	947	901	1,848
Intrasegment eliminations	(34)	(35)	(27)	(39)	(135)	(39)	(44)	(83)

Total revenues	1,185	1,034	995	1,007	4,221	908	857	1,765

Segment costs and expenses:
Olefins cost of goods sold	161	128	74	112	475	109	100	209
Marketing cost of goods sold	953	863	828	811	3,455	679	679	1,358
Other cost of goods sold	10	2	2	5	19	6	3	9
Depreciation and amortization expenses	4	5	7	7	23	7	8	15
Other segment costs and expenses	29	39	34	29	131	31	42	73
Intrasegment eliminations	(34)	(35)	(27)	(39)	(135)	(39)	(44)	(83)

Total segment costs and expenses	1,123	1,002	918	925	3,968	793	788	1,581

Equity earnings (losses)	9	13	9	11	42	5	8	13

Reported segment profit	71	45	86	93	295	120	77	197
Adjustments	—	—	4	1	5	—	6	6

Adjusted segment profit	$71	$45	$90	$94	$300	$120	$83	$203

Operating statistics

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	284	250	263	261	1,058	246	211	457
Geismar ethylene margin ($/lb)	$0.18	$0.20	$0.22	$0.23	$0.21	$0.37	$0.33	$0.35

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	13,968	12,843	12,527	11,904	51,242	7,402	11,151	18,553

Capital Expenditures and Investments

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Northeast G&P	$48	$170	$196	$243	$657	$307	$298	$605
Atlantic-Gulf	148	173	247	270	838	174	276	450
West	41	121	90	103	355	63	58	121
NGL & Petchem Services	21	54	128	42	245	62	77	139
Other	2	6	4	5	17	2	1	3

Total*	$260	$524	$665	$663	$2,112	$608	$710	$1,318

Purchase of businesses:
Northeast G&P	$(7)	$—	$—	$—	$(7)	$—	$—	$—
NGL & Petchem Services**	—	—	—	25	25	(25)	—	(25)
Other	332	1,724	—	—	2,056	—	—	—

Total	$325	$1,724	$—	$25	$2,074	$(25)	$—	$(25)

Purchase of investments:
Northeast G&P	$36	$85	$44	$78	$243	$72	$37	$109
Atlantic-Gulf	4	47	33	91	175	15	50	65
NGL & Petchem Services	8	4	21	20	53	6	2	8

Total	$48	$136	$98	$189	$471	$93	$89	$182

Summary:
Northeast G&P	$77	$255	$240	$321	$893	$379	$335	$714
Atlantic-Gulf	152	220	280	361	1,013	189	326	515
West	41	121	90	103	355	63	58	121
NGL & Petchem Services	29	58	149	87	323	43	79	122
Other	334	1,730	4	5	2,073	2	1	3

Total	$633	$2,384	$763	$877	$4,657	$676	$799	$1,475

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$289	$565	$713	$739	$2,306	$617	$717	$1,334
Purchase of businesses	325	1,724	—	25	2,074	(25)	—	(25)
Purchase of investments	48	136	98	189	471	93	89	182

Total	$662	$2,425	$811	$953	$4,851	$685	$806	$1,491

*Increases to property, plant, and equipment	$289	$565	$713	$739	$2,306	$617	$717	$1,334
Changes in related accounts payable and accrued liabilities	(29)	(41)	(48)	(76)	(194)	(9)	(7)	(16)

Capital expenditures	$260	$524	$665	$663	$2,112	$608	$710	$1,318

**	The fourth quarter of 2012 relates to the acquisition of the olefins business from a subsidiary of Williams and the first quarter of 2013 relates to a working capital adjustment associated with the acquisition.

Williams Partners L.P.

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions, except coverage ratios)	Midpoint	Midpoint	Midpoint
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$983	$1,818	$2,080
Depreciation and amortization	815	905	1,005
Maintenance capital expenditures	(335)	(355)	(365)
Attributable to Noncontrolling Interests	(3)	(60)	(105)
Non-GAAP retiming of Geismar business interuption insurance claim	125	(125)	—
Other / Rounding	55	87	105

Distributable cash flow	$1,640	$2,270	$2,720

Total cash to be distributed	$1,825	$2,347	$2,655

Coverage ratios:
Distributable cash flow divided by Total cash to be distributed	0.90	0.97	1.02

Net income divided by Total cash to be distributed	0.54	0.77	0.78

Reconciliation of Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A” to GAAP “Segment Profit”

Segment Profit:
Northeast G&P	$65	$285	$480
Atlantic-Gulf	553	665	970
West	645	590	585
NGL & Petchem Services	272	880	770

Total Segment Profit	$1,535	$2,420	$2,805

Adjustments:
Northeast G&P
Atlantic-Gulf- Litigation settlement gain	$(6)
Atlantic-Gulf- Net loss (recovery) related to Eminence storage facility leak	(2)
West
NGL & Petchem Services- Loss related to Geismar incident	13
NGL & Petchem Services- Non-GAAP retiming of Geismar business interruption insurance claim	125	(125)

Total Adjustments	$130	$(125)	$—

Adjusted segment profit:
Northeast G&P	$65	$285	$480
Atlantic-Gulf	545	665	970
West	645	590	585
NGL & Petchem Services	410	755	770

Adjusted segment profit	$1,665	$2,295	$2,805

Depreciation and amortization (DD&A):
Northeast G&P	$135	$170	$210
Atlantic-Gulf	410	445	500
West	240	240	240
NGL & Petchem Services	30	50	55

Total depreciation and amortization	$815	$905	$1,005

Adjusted segment profit + DD&A:
Northeast G&P	$200	$455	$690
Atlantic-Gulf	955	1,110	1,470
West	885	830	825
NGL & Petchem Services	440	805	825

Total adjusted segment profit + DD&A	$2,480	$3,200	$3,810